Exhibit 99.1



                         BJ's Restaurants, Inc. Opens in
                       Tampa, Florida and Columbus, Ohio


    HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--March 14, 2007--BJ's Restaurants, Inc. (NASDAQ:BJRI) today announced the opening of its two newest BJ's Restaurant & Brewhouse(R) locations in Pinellas Park, Florida (a suburb of Tampa), and Columbus, Ohio on Tuesday, March 13, 2007. Each restaurant is approximately 8,500 square feet and features our broad array of menu items including BJ's signature deep dish pizza, award winning handcrafted beer and our famous Pizookie(R) dessert.

    The Pinellas Park, Florida restaurant is located at 3800 Park Boulevard near the intersection of State Highway 694 and U.S. Highway 19 in the Shoppes at Park Place. The Columbus, Ohio restaurant is located at 1414 Polaris Highway, near I-71, on a pad in front of Polaris Fashion Place. Both restaurants have seating for approximately 270 guests with hours of operation from 11:00 a.m. to 12:00 midnight Sunday through Thursday, and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

    "We are pleased to open our first BJ's in the central Florida and Ohio Valley markets," commented Jerry Deitchle, President and CEO. "We believe these new restaurants give us a strong entrance into both the Midwest and Southeastern regions of the country, and we plan to open additional restaurants in these regions during the next several years. With these two new restaurants, BJ's now operates from coast to coast."

    The Company reiterated its goal to open as many as 13 new restaurants during 2007, of which two have already opened, representing a targeted increase in total restaurant operating weeks of approximately 20% to 25% during the year. All potential 2007 new openings have been identified and secured with signed leases, purchase agreements or letters of intent. In addition, the Company has an additional 11 signed letters of intent agreements in hand for potential restaurant openings in 2008.

    BJ's Restaurants, Inc. currently owns and operates 57 casual dining restaurants under the BJ's Restaurant and Brewery, BJ's Restaurant and Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates 12 microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (35), Texas (8), Arizona (4), Colorado (3), Oregon (3), Nevada (2), Florida (1) and Ohio (1). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the web at www.bjsrestaurants.com.

    Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases (v) food quality and health concerns, (vi) factors that impact California, where 35 of our current 57 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks,
(xiii) government regulations, (xiv) licensing costs (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage,
(xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

    For further information, please contact Greg Levin of BJ's
Restaurants, Inc. (714) 500-2440.



    CONTACT: BJ's Restaurants, Inc.
             Greg Levin, 714-500-2440